Exhibit 10.1

PARENT Support AGREEMENT

THIS PARENT SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 11, 2022, by and among Varian Biopharmaceuticals, Inc., a Florida corporation (the “Company”), SPK Acquisition Corp., a Delaware corporation (“Parent”), SPK Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and the stockholder of Parent listed on Schedule A hereto (“Securityholder”). Capitalized terms used but not defined herein are used as they are defined in the Merger Agreement (as defined below).

RECITALS:

A.           Securityholder beneficially owns and has the sole power to dispose of (or sole power to cause the disposition of) the shares of capital stock set forth opposite Securityholder’s name on Schedule A hereto (such shares of capital stock, together with any New Securities as defined in and pursuant to Section 3, are collectively referred to herein as the “Subject Securities”).

B.             Upon the satisfaction or waiver of the terms and conditions of the Merger Agreement by and among the Company, Parent and Merger Sub dated as of the date hereof (as amended, restated or supplemented from time to time, the “Merger Agreement”), Merger Sub will merge with and into the Company, after which the Company to be the surviving corporation of such merger (the “Merger”).

C.             Securityholder believes that the terms of the Merger and the Merger Agreement are fair and that it is in Securityholder’s best interest as holder of the Subject Securities that the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) be consummated.

D.             In order to induce the Company and Parent to enter into the Merger Agreement and in consideration of the execution thereof by the Company and Parent and to enhance the likelihood that the Transactions will be consummated, Securityholder, solely in Securityholder’s capacity as holder of the Subject Securities, has entered into this Agreement and agrees to be bound hereby.

                 NOW THEREFORE, in consideration of the promises and the covenants and agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.              No Transfer of Subject Securities. During the term of this Agreement, Securityholder shall not cause or permit any Transfer (as defined below) of any of the Subject Securities or enter into any agreement, option, derivative, hedging or arrangement with respect to a Transfer of any of the Subject Securities. Following the date hereof and except as required by this Agreement, Securityholder shall not deposit (or permit the deposit of) any Subject Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of the Subject Securities or in any way grant any other Person any right whatsoever with respect to the voting or disposition of the Subject Securities. For purposes hereof, a Person shall be deemed to have effected a “Transfer” of Subject Securities if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers, assigns, or otherwise disposes of any Subject Securities, or any interest in such Subject Securities; or (b) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such Subject Securities or any interest therein.

2.              No Redemption. Securityholder hereby agrees that, during the term of this Agreement, it shall not redeem, submit a request to Parent or any transfer agent of Parent to redeem, transfer agent or otherwise exercise any right to redeem, any Subject Securities.

3.              New Securities. During the term of this Agreement, in the event that, (a) any shares of capital stock or other equity securities of Parent are issued to Securityholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent securities owned by Securityholder, (b) Securityholder purchases or otherwise acquires beneficial ownership of any shares of capital stock or other equity securities of Parent after the date of this Agreement, or (c) Securityholder acquires the right to vote or share in the voting of any shares of capital stock or other equity securities of Parent after the date of this Agreement (such shares of capital stock or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by Securityholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities as of the date hereof.

4.              No Challenge. Securityholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5.              Waiver. Securityholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable law relating to the Merger and the consummation of the Transactions, including any notice requirements.

6.              Agreement to Vote Shares. During the term of this Agreement, at any meeting of stockholders of Parent (whether annual or special), however called, or at any adjournment or postponement thereof, in any action by written consent of the stockholders of Parent or in any other circumstances upon which Securityholder’s vote, consent or other approval is sought, Securityholder shall (and shall execute such additional documents or certificates evidencing such agreement as the Company may reasonably request in connection therewith) to (a) (i) when such meeting is held, appear at such meeting or otherwise cause the Subject Securities to be counted as present thereat for the purpose of establishing a quorum, (ii) vote (or cause to be voted or consented to), as applicable, or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to, all of the Subject Securities that are then entitled to be voted at any meeting of the Parent’s stockholders or written consent of the Parent’s stockholders related to the Transactions or the Merger Agreement (A) in favor of the approval of the Transactions, the approval and adoption of the Merger Agreement and the approval of the terms of the Merger Agreement, the other agreements reflected therein and this Agreement, (B) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Parent, (C) in favor of the approval of the Parent Proposals (as defined in the Merger Agreement) and (D) against any proposal, amendment, matter or agreement that would in any manner (i) impede, frustrate, interfere with, prevent, adversely affect or nullify the Transactions or any provision of the Merger Agreement or this Agreement, (ii) result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of Parent or Merger Sub under the Merger Agreement, (iii) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled, or (iv) result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of Securityholder contained in this Agreement or any Additional Agreement to which Securityholder is a party. Securityholder agrees that the Subject Securities that are entitled to be voted shall be voted (or caused to be voted) as set forth in the preceding sentence whether or not Securityholder’s vote, consent or other approval is sought on only one or on any combination of the matters set forth in clauses (A)–(D) above and at any time or at multiple times during the term of this Agreement. The obligations of Securityholder specified in this Section 6 shall apply whether or not the Merger or any action described above is recommended by Parent’s Board of Directors or Parent’s Board of Directors has effected an Alternative Transaction (as defined in the Merger Agreement).

7.              Opportunity to Review. Securityholder acknowledges receipt and review of the Merger Agreement and represents that he, she, or it has had (i) the opportunity to review, and has read, reviewed and understands, the terms and conditions of the Merger Agreement and this Agreement, and (ii) the opportunity to review and discuss the Merger Agreement, the Transactions and this Agreement with his, her or its own advisors and legal counsel.

8.              Public Disclosure. From the date of this Agreement until the Closing or termination of the Merger Agreement, Securityholder shall not make any public announcements regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby. Securityholder understands that it may be the recipient of confidential information of the Company during the term of this Agreement and that such information may contain or constitute material non-public information concerning the Company, Parent or their Affiliates. Securityholder acknowledges that trading in the securities of any party to this Agreement while in possession of material nonpublic information or communicating that information to any other Person who trades in such securities could subject the applicable party to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. Securityholder agrees that it and its Affiliates will not disclose confidential information of the Company in its possession, nor will it trade in the securities of the Company or Parent while in possession of material nonpublic information or at all until Securityholder and its Affiliates can do so in compliance with all applicable laws and without breach of this Agreement.

9.              Consent to Disclosure. Securityholder hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of Securityholder’s identity and beneficial ownership of the Subject Securities and the nature of Securityholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Company, a copy of this Agreement. Securityholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Securityholder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

10.            Representations and Warranties of Securityholder. Securityholder hereby represents and warrants as follows:

(a)           Securityholder (i) is the record and beneficial owner of the Subject Securities, free and clear of any liens, adverse claims, charges or other encumbrances of any nature whatsoever (other than pursuant to (x) restrictions on transfer under applicable securities laws, or (y) this Agreement), and (ii) does not beneficially own any securities of Parent (including options, warrants or convertible securities) other than the Subject Securities.

(b)           Except with respect to obligations under Parent’s Bylaws, Securityholder has the sole right to Transfer, to vote (or cause to vote) and to direct (or cause to direct) the voting of the Subject Securities, and none of the Subject Securities are subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of the Subject Securities (other than restrictions on transfer under applicable securities laws), except as set forth in this Agreement.

(c)           Securityholder, if not a natural person: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by Securityholder of this Agreement, the consummation by Securityholder of the transactions contemplated hereby and the compliance by Securityholder with the provisions hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of Securityholder, and no other corporate, company, partnership or other proceedings on the part of Securityholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof.

(d)           This Agreement has been duly executed and delivered by Securityholder, constitutes a valid and binding obligation of Securityholder and, assuming due authorization, execution and delivery by the other parties thereto, is enforceable against Securityholder in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

(e)           The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in (i) any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of the organizational documents of Securityholder, if applicable, (ii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any (A) statute, Law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Securityholder or its properties or assets, or (iii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any material contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Securityholder is a party or by which Securityholder or Securityholder’s assets are bound.

11.            Termination. This Agreement shall terminate automatically upon, and concurrently with, the Closing or the termination of the Merger Agreement, each in accordance with the terms of the Merger Agreement. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination.

12.            Further Covenants and Assurances. During the term of this Agreement, Securityholder hereby, to the extent permitted by Laws, waives and agrees not to exercise any dissenters’ or appraisal rights, or other similar rights, with respect to any Subject Securities which may arise in connection with the Transactions.

13.           Successors, Assigns and Transferees Bound. Without limiting Section 1 hereof in any way, Securityholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Securities from the date hereof through the termination of this Agreement and shall, to the extent permitted by applicable Laws, be binding upon any Person to which legal or beneficial ownership of the Subject Securities shall pass, whether by operation of law or otherwise, including Securityholder’s heirs, guardians, administrators or successors, and Securityholder further agrees to take all reasonable actions necessary to effectuate the foregoing.

14.            Deposit. Securityholder shall cause a counterpart of this Agreement to be deposited, in electronic or physical form, with Parent at its principal place of business or registered office where it shall be subject to the same right of examination by any stockholder, in person or by agent or attorney, as are the books and records of Parent.

15.            Remedies. Securityholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause the Company and Parent irreparable harm. Accordingly, Securityholder agrees that in the event of any breach or threatened breach of this Agreement, the Company and Parent, in addition to any other remedies at law or in equity each may have, shall be entitled to seek immediate equitable relief, including injunctive relief and specific performance, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

16.          Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof shall not preclude the simultaneous or later exercise of any other such right, power or remedy.

17.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or if sent by United States certified mail, return receipt requested, postage prepaid, shall be deemed duly given on delivery by United States Postal Service, or if sent by e-mail or receipted overnight courier services shall be deemed duly given on the Business Day received if received prior to 5:00 p.m. local time or on the following Business Day if received after 5:00 p.m. local time or on a non-Business Day, addressed to the respective parties as follows:

(i)	if to the Company, to:

Varian Biopharmaceuticals, Inc.

4851 Tamiami Trail North, Suite 200

Naples, FL 34103

Attention: Jeff Davis

Email: jdavis@varianbio.com

with a required copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

111 S. Main Street, Suite 2100

Salt Lake City, UT 84111

Attention: Anthony W. Epps

Email: epps.anthony@dorsey.com

(ii)	if to Parent or Merger Sub, to:

SPK Acquisition Corp.
Xuhuiqu Wulumuqizhonglu 99 Nong

Building 1 #502

Shanghai China, 200031

Attn: Sophie Ye Tao
E-mail: sophie@spkacq.com

with a required copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Ave

New York, NY 10154

Attention: Mitchell S. Nussbaum

Fax: 212-504-3013

Email: mnussbaum@loeb.com

(iii)	if to Securityholder, to the address set forth on Schedule A hereto.

18.           Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each party hereby waives any provision of Law that renders any such provision prohibited or unenforceable in any respect. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

19.            Entire Agreement/Amendment. This Agreement (together with the Merger Agreement and the other agreements and documents contemplated hereby and thereby) represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed and delivered by the parties hereto.

20.           Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the internal Laws of the State of Delaware without reference to its choice of law rules. Each party agrees that any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in the Court of Chancery of the State of Delaware or any federal court of competent jurisdiction in the State of Delaware. Each of the parties consents to service of process in any such proceeding in any manner permitted by the Laws of the State of Delaware, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 17 of this Agreement is reasonably calculated to give actual notice. Each party waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in such courts, any claim that such party is not subject personally to the jurisdiction of such courts, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

21.            Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

22.            Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

23.           No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Securityholder, the Company, Parent and Merger Sub, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Securityholders entering into support agreements with the Company or Parent. Securityholder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to Securityholder, and neither the Company nor Parent shall have any authority to direct Securityholder in the voting or disposition of any Subject Securities, except as otherwise provided herein.

24.           Capacity as Securityholder. Securityholder signs this Agreement solely in Securityholder’s capacity as holder of the Subject Securities, and not in any other capacity, including, if applicable, as a director (including “director by deputization”), officer or employee of Parent or any of its subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by Securityholder or any representative of Securityholder, as applicable, serving as a director of Parent or any subsidiary of Parent, acting in such Person’s capacity as a director of Parent or any subsidiary of Parent.

25.            Counterparts. This Agreement may be executed by delivery of electronic signatures and in two (2) or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

[Remainder of page intentionally left blank; signature pages follow]

 In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Company:

VARIAN BIOPHARMACEUTICALS, INC.

By:	/s/ Jeffrey B. Davis
Name:	Jeffrey B. Davis
Title:	President and Chief Executive Officer

[Signature Page to Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Parent:

SPK ACQUISITION CORP.

By:	/s/ Sophie Ye Tao
Name:	Sophie Ye Tao
Title:	Chief Executive Officer

Merger Sub:

SPK MERGER SUB, INC.

By:	/s/ Sophie Ye Tao
Name:	Sophie Ye Tao
Title:	President

[Signature Page to Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Securityholder:

SPK Acquisition, LLC

By:	/s/ Sophie Ye Tao
Name:	Sophie Ye Tao
Title:	Authorized Representative

[Signature Page to Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Securityholder:

/s/ Justin Chang
Justin Chang

[Signature Page to Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Securityholder:

/s/ Chris Wenbing Wang
Chris Wenbing Wang

[Signature Page to Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Securityholder:

/s/ Greg Chang
Greg Chang

[Signature Page to Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Securityholder:

/s/ Bryant Chou
Bryant Chou

[Signature Page to Support Agreement]

SCHEDULE A

Name and Address of Securityholder	Number and Class of Subject Securities
Gregory Chang C/O SPK Acquisition Corp. Room 368 302 Buwei 211 Fute North Road Shanghai Pilot Free Zone China	1,000
Justin Chang C/O SPK Acquisition Corp. Room 368 302 Buwei 211 Fute North Road Shanghai Pilot Free Zone China	1,000
Bryant Chou C/O SPK Acquisition Corp. Room 368 302 Buwei 211 Fute North Road Shanghai Pilot Free Zone China	1,000
SPK Acquisition LLC C/O SPK Acquisition Corp. Room 368 302 Buwei 211 Fute North Road Shanghai Pilot Free Zone China	1,268,799
Wenbing Chris Wang C/O SPK Acquisition Corp. Room 368 302 Buwei 211 Fute North Road Shanghai Pilot Free Zone China	1,000